Exhibit 99.1
For Immediate Release
Local.com Reports First Quarter 2011 Financial Results
IRVINE, Calif. May 2, 2011 — Local.com Corporation (NASDAQ: LOCM), a leading online local media company, today reported its financial results for the first quarter of 2011.
SUMMARY RESULTS
(in thousands, except per share amounts)

	Q1 2011	Q4 2010	Q1 2010
Owned & Operated	$10,242	$10,014	$10,716
Network	3,723	6,156	5,189
SAS	2,830	3,875	2,726

Revenue	$16,795	$20,045	$18,631

Adjusted Net Income *	$8	$3,154	$2,575

Plus interest and other income (expense), net	(55)	(79)	(56)
Less (provision) benefit for income taxes	(11)	33	(13)
Less non-cash depreciation, amortization and stock compensation	(2,819)	(2,993)	(2,100)
Less gain (loss) on revaluation of warrants	1,559	(1,006)	(272)

GAAP net income (loss)	$(1,318)	$(891)	$134

Diluted Adjusted Net Income per share *	$0.00	$0.19	$0.16
Diluted GAAP net income (loss) per share	$(0.07)	$(0.05)	$0.01

Diluted weighted average shares used for Adjusted Net Income per share	20,593	17,042	15,918
Diluted weighted average shares used for GAAP net income (loss) per share	20,241	16,576	15,918

Cash	$20,213	$13,079	$10,934

*	See detailed reconciliation of GAAP to non-GAAP measures in the financial tables attached to this release.

First Quarter Results Highlights:
•	Revenue — First quarter 2011 revenue of $16.8 million represents a decrease of 10% over the first quarter 2010 revenue of $18.6 million.

•	GAAP Net Income (Loss) — First quarter 2011 GAAP net loss was $1.3 million or ($0.07) per diluted share, compared to the first quarter 2010 GAAP net income of $134,000 or $0.01 per diluted share.

•	Adjusted Net Income — First quarter 2011 Adjusted Net Income was $8,000 or $0.00 per diluted share and represents a decrease in Adjusted Net Income over first quarter 2010 of $2.6 million or $0.16 per diluted share.
Adjusted Net Income is defined as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock based compensation charges; gain or loss on warrant revaluation; and non-recurring items.
An explanation of the company’s use of non-GAAP financial measures, including the limitations of such measures relative to GAAP measures is included below and reconciliation between GAAP and non-GAAP measures, where appropriate, is included in the financial tables attached to this release.
•	Cash — On March 31, 2011, the company’s cash balance was $20.2 million. The increase in cash during the first quarter of 2011 was primarily due to a public offering with net cash proceeds of $18.2 million, partially offset by the repayment of the revolving line of credit, various acquisition-related costs, capital expenditures and changes in working capital.

•	Debt — During the first quarter of 2011, the company repaid $7 million on the revolving line of credit which was the total amount outstanding. Future availability on the $30 million revolving line of credit is, among other things, dependent on reaching $1 million in quarterly Adjusted Net Income, which the company did not achieve as of first quarter 2011.
First Quarter Operating and Recent Highlights:
•	Spreebird Launch — On May 2, 2011, the company launched Spreebird, the company’s new daily deal service, website and brand. Spreebird aggregates daily deals from third parties and provides these deals to consumers, tailoring them to consumers’ personal tastes and interests. The company also launched direct sales in three markets and announced plans to grow direct sales to an additional 17 markets by the end of the year. The company intends to make material investments in growing Spreebird in future periods.

•	Krillion Acquisition — On April 29, 2011, the company acquired all the outstanding capital stock of Krillion, Inc. (Krillion) for approximately $3.5 million in cash. Krillion is a local shopping data and content provider. Krillion provides data on over 70,000 products in over 50,000 retail locations nationwide and will continue to power product locators for major brands. Krillion will provide content for the company’s planned local retail vertical and mobile shopping applications for smartphones and tablets. Krillion is now a wholly-owned subsidiary of Local.com with offices in Mountain View, Calif.

•	Local.com “Activities” — On April 14, 2011, the company launched a beta version “Activities” vertical on the Local.com site (http://activities.local.com/). The new vertical allows users to find and book tickets for thousands of local activities, including tours, attractions, and things to do.

•	Rovion Asset Acquisition — On April 4, 2011, the company entered into a new asset purchase agreement with Digital Post Interactive, Inc. (DGLP) and its wholly-owned subsidiary, Rovion, Inc. (Rovion), pursuant to which the company seeks to acquire substantially all of the assets of Rovion. The acquisition will be completed upon the satisfaction of certain closing conditions.

•	Organic Traffic — Organic traffic on the site and network was 27.6 million monthly unique visitors (MUVs) in the first quarter 2011, up 37% from the first quarter 2010 MUVs of 20.2 million. Organic traffic is defined as all non-SEM sourced traffic.

•	Public Offering — On January 20, 2011, the company completed a public offering of 4.6 million common shares at a public offering price of $4.25 per share. Net proceeds to the company, were approximately $18.2 million. The company plans to use the net proceeds for acquisitions, general corporate purposes and working capital.

•	iTwango LLC asset acquisition — On January 1, 2011, the company purchased all of the technology assets of iTwango LLC. These assets are being used by the company’s new Spreebird business.

•	Appointments to Management Team — In conjunction with the creation of our new social buying business unit, Malcolm Lewis was appointed as senior vice president and general manager, social buying.

•	Appointment to Board of Directors — On April 28, 2011, the company announced the appointment of Lowell W. Robinson to its board of directors. Lowell brings more than 20 years of senior level strategic management experience in the media, Internet, software and marketing services industries.
Owned & Operated:
•	Revenue — First quarter 2011 total revenue related to the O&O business unit was $10.2 million, down 4% from first quarter 2010 revenue of $10.7 million and up 2% from fourth quarter 2010 revenue of $10.0 million.

•	Traffic — First quarter 2011 O&O traffic was 53 million monthly MUVs, up 13% from first quarter 2010 MUVs of 47 million.

•	Organic Traffic — O&O organic traffic was 5.7 million MUVs in the first quarter 2011, up 24% from the first quarter 2010 MUVs of 4.6 million. Organic traffic is defined as all non-SEM sourced traffic.

•	Monetization of Traffic — Revenue per thousand visitors (RKV) for first quarter 2011 was $211, down 19% from first quarter 2010 RKV of $260.

Network:

•	Revenue — First quarter 2011 total revenue related to the Network business unit was $3.7 million, down 28% from the first quarter 2010 Network revenue of $5.2 million and down 40% from fourth quarter 2010 revenue of $6.2 million.

•	Network Sites — The company ended the first quarter 2011 with over 1,000 Network sites and over 100,000 domains under management, up from over 850 Network sites in the first quarter 2010.
Sales & Advertiser Services:
•	Revenue — First quarter 2011 total revenue related to the SAS business unit was $2.8 million, up 4% from first quarter 2010 SAS revenue of $2.7 million and down 27% from fourth quarter 2010 revenue of $3.9 million.

•	Small Business Subscribers — The company ended the first quarter of 2011 with over 37,000 small business subscribers. The decrease from the prior quarter is due to natural attrition after the company suspended acquisitions of additional subscriber bases in 2010.

Second Quarter 2011 Financial Guidance:
Revenue — The company expects second quarter 2011 revenue of approximately $17.0 million.
Adjusted Net Income — Adjusted Net Loss for the second quarter 2011 is expected to be approximately $2.5 million or ($0.12) per share.
The majority of the company’s projected Adjusted Net Loss is attributable to its planned investment in its Spreebird business and Rovion and Krillion acquisitions. These investments are an important part of the company’s growth strategy.
Projected second quarter 2011 Adjusted Net Income factors:
•	Interest Expense of $30,000

•	Tax Provision Expense of $30,000

•	Depreciation Expense of $535,000

•	Amortization Expense of $955,000

•	Stock Compensation Expense of $860,000

•	Warrant Revaluation Expense and Other Non-Recurring items are undeterminable*

*	The valuation of the warrant liability is based in large part on the underlying price and volatility of our common stock during the quarter. Since we cannot predict this, we, in turn, cannot project the non-cash gain or loss in connection with these warrants, and therefore cannot reasonably project our GAAP net income. We therefore cannot provide GAAP guidance, but do report GAAP results.
Conference Call Information:
Chairman and CEO Heath Clarke, and CFO Ken Cragun will host a conference call today at 4:30 p.m. ET to discuss the results and outlook. Investors and analysts can participate in the call by dialing 1-866-804-6924 or 1-857-350-1670, passcode #41983037. To listen to the webcast, or to view the press release, please visit the Investor Relations section of the Local.com website at: http://ir.local.com. Institutional investors can access the call via Thomson/CCBN’s password-protected event management site, StreetEvents, at: www.streetevents.com.
The replay can be accessed for approximately one week starting at 7:30 p.m. ET the day of the call by dialing 1-888-286-8010 or 1-617-801-6888, passcode #19770268. A replay of the webcast will be available for approximately 90 days at the company’s website, starting approximately one hour after the completion of the call.
About Local.com®
Local.com Corporation (NASDAQ: LOCM) owns and operates a leading local search site and network in the United States. The company uses patented and proprietary technologies to provide over 20 million consumers each month with relevant search results for local businesses, products and services on Local.com and over 1,000 partner sites. Local.com powers over 100,000 local websites, and tens of thousands of small businesses use Local.com products and services to reach consumers using a variety of subscription, performance and display advertising and website products. To advertise, or for more information visit: www.local.com.
Forward Looking Statements
All statements other than statements of historical fact included in this document regarding our anticipated financial position, business strategy and plans and objectives of our management for future operations, are forward-looking statements. When used in this report, words such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plans,’ ‘expect,’ ‘intend,’ ‘projects,’ ‘feel’ and similar expressions and phrases, as they relate to Local.com or our management, identify forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, Yahoo!-Bing paying less RPC and revenues to us for our search results, our ability to adapt our business following the Yahoo!-Bing integration or to improve our RPCs and revenues following that integration, our ability to monetize the Local.com domain, including at a profit, our ability to retain monetization partners for the Local.com domain and other web properties under our management that allows us to operate profitably, our ability to incorporate our local-search technologies, our ability to market the Local.com domain as a destination for consumers seeking local-search results, our ability to grow our business by enhancing our local-search services, including through businesses we acquire, the future performance of our OCTANE360 business, the integration and future performance of our social buying business, the integration and future performance of our Krillion business, the integration and future performance of the Rovion business once that acquisition is completed, our ability to successfully expand our Spreebird business into new markets, the possibility that the information and estimates used to predict anticipated revenues and expenses associated with the businesses we acquire are not accurate, difficulties executing integration strategies or achieving planned synergies, the possibility that integration costs and go-forward costs associated with the businesses we acquire will be higher than anticipated, our ability to successfully expand our sales channels for new and existing products and services, our ability to increase the number of businesses that purchase our subscription advertising and other business products, our ability to expand our advertiser and distribution networks, our ability to integrate and effectively utilize our acquisitions’ technologies, our ability to develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.
Our Annual Report on Form 10-K/A, subsequent Quarterly Reports on Form 10-Q and recent Current Reports on Form 8-K and Form 8-K/A, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
Non-GAAP Financial Measures
This press release includes the non-GAAP financial measure of “Adjusted Net Income” which we define as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock based compensation charges; gain or loss on warrant revaluation; and non-recurring items. Adjusted Net Income, as defined above, is not a measurement under GAAP. Adjusted Net Income is reconciled to net income (loss) which we believe is the most comparable GAAP measure. A reconciliation of net income (loss) to Adjusted Net Income is set forth at the end of this press release.
Management believes that Adjusted Net Income provides useful information to investors about the company’s performance because it eliminates the effects of period-to-period changes in income from interest on the company’s cash and marketable securities, expense from the company’s financing transactions and the costs associated with income tax expense, capital investments, stock-based compensation expense, warrant revaluation charges and non-recurring items which are not directly attributable to the underlying performance of the company’s business operations. Management uses Adjusted Net Income in evaluating the overall performance of the company’s business operations.
A limitation of non-GAAP Adjusted Net Income is that it excludes items that often have a material effect on the company’s net income and earnings per common share calculated in accordance with GAAP. Therefore, management compensates for this limitation by using Adjusted Net Income in conjunction with net income (loss) and net income (loss) per share measures. The company believes that Adjusted Net Income provides investors with an additional tool for evaluating the company’s core performance, which management uses in its own evaluation of overall performance, and as a base-line for assessing the future earnings potential of the company. While the GAAP results are more complete, the company prefers to allow investors to have this supplemental metric since, with reconciliation to GAAP; it may provide greater insight into the company’s financial results. The non-GAAP measures should be viewed as a supplement to, and not as a substitute for, or superior to, GAAP net income or earnings per share.
# # #
Investor Relations Contact:
Brinlea C. Johnson
The Blueshirt Group
212-551-1453
brinlea@blueshirtgroup.com

Media Relations Contact:
Cameron Triebwasser
Local.com
949-789-5223
ctriebwasser@local.com

LOCAL.COM CORPORATION
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)

	March 31,	December 31,
	2011	2010
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$20,213	$13,079
Accounts receivable, net of allowances of $297 and $297, respectively	13,094	11,912
Notes receivable — current portion	624	249
Prepaid expenses and other current assets	802	1,454

Total current assets	34,733	26,694

Property and equipment, net	7,405	7,119
Goodwill	17,339	17,339
Intangible assets, net	8,360	8,989
Long term portion of note receivable	706	751
Deposit	52	52

Total assets	$68,595	$60,944

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,913	$7,626
Accrued compensation	1,461	1,906
Deferred rent	622	641
Warrant liability	1,281	2,840
Other accrued liabilities	421	651
Revolving line of credit	—	7,000
Deferred revenue	537	699

Total current liabilities	11,235	21,363

Deferred income taxes	188	188

Total liabilities	11,423	21,551

Commitments and contingencies

Stockholders’ equity:
Convertible preferred stock, $0.00001 par value; 10,000 shares authorized; none issued and outstanding for all periods presented	—	—
Common stock, $0.00001 par value; 65,000 shares authorized; 21,224 and 16,584 issued and outstanding, respectively	—	—
Additional paid-in capital	113,291	94,194
Accumulated deficit	(56,119)	(54,801)

Stockholders’ equity	57,172	39,393

Total liabilities and stockholders’ equity	$68,595	$60,944

LOCAL.COM CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2011	2010
Revenue	$16,795	$18,631

Costs and expenses:
Cost of revenues	10,988	10,802
Sales and marketing	3,282	3,098
General and administrative	2,610	1,914
Research and development	1,528	1,112
Amortization of intangibles	1,198	1,230

Total operating expenses	19,606	18,156

Operating income (loss)	(2,811)	475

Interest and other income (expense), net	(55)	(56)
Revaluation of warrants	1,559	(272)

Income (loss) before income taxes	(1,307)	147

Provision for income taxes	11	13

Net income (loss)	$(1,318)	$134

Per share data:

Basic income (loss) per share	$(0.07)	$0.01

Diluted net income (loss) per share	$(0.07)	$0.01

Basic weighted average shares outstanding	20,241	14,605
Diluted weighted average shares outstanding	20,241	15,918
Note: Cost of revenues consists of traffic acquisition costs, revenue sharing payments that we make to our network partners, and other cost of revenues. Traffic acquisition costs consist primarily of campaign costs associated with driving consumers to our Local.com website, including personnel costs associated with managing traffic acquisition programs. Other cost of revenues consists of Internet connectivity costs, data center costs, amortization of certain software license fees and maintenance, depreciation of computer equipment used in providing our paid-search services, and payment processing fees (credit cards and fees for LEC billings).

Supplemental Consolidated Statements of Operations Information
Stock-based Compensation Expense
(in thousands, except per share data)

	Three Months Ended
	March 31,
	2011	2010
Cost of revenues	$86	$20
Sales and marketing	319	156
General and administrative	448	301
Research and development	119	147

Total stock-based compensation expense	$972	$624

Basic and diluted net stock-based compensation expense per share	$0.05	$0.04

LOCAL.COM CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Three Months Ended March 31,
	2011	2010
Cash flows from operating activities:
Net income (loss)	$(1,318)	$134
Adjustments to reconcile net income (loss) to cash (used in) provided by operating activities:
Depreciation and amortization	1,847	1,476
Stock-based compensation expense	972	624
Revaluation of warrants	(1,559)	272
Changes in operating assets and liabilities:
Accounts receivable	(1,182)	(1,914)
Note receivable	45	—
Prepaid expenses and other	652	53
Accounts payable and accrued liabilities	(1,407)	1,219
Deferred revenue	(162)	(154)

Net cash (used in) provided by operating activities	(2,112)	1,710

Cash flows from investing activities:
Capital expenditures	(935)	(356)
Issuance of notes receivable	(375)	—
Purchases of intangible assets	(520)	(1,216)

Net cash (used in) investing activities	(1,830)	(1,572)

Cash flows from financing activities:
Proceeds from exercise of options	74	716
Proceeds from the issuance of common stock	18,227	—
Payment of financing related cost	(225)	—
Payment of revolving credit facility	(7,000)	—

Net cash provided by financing activities	11,076	716

Net increase in cash and cash equivalents	7,134	854
Cash and cash equivalents, beginning of period	13,079	10,080

Cash and cash equivalents, end of period	$20,213	$10,934

Supplemental Cash Flow Information:
Interest paid	$31	$26

Income taxes paid	$9	$169

LOCAL.COM CORPORATION
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME (LOSS)
(in thousands, except per share amounts)
(Unaudited)

			Three Months
			Ended
	Three Months Ended March 31,		December 31,
	2011	2010	2010
Net income (loss)	$(1,318)	$134	$(891)

Less interest and other income (expense), net	55	56	79
Plus provision (benefit) for income taxes	11	13	(33)
Plus amortization of intangibles	1,198	1,230	1,489
Plus depreciation	649	246	582
Plus stock-based compensation	972	624	922
Plus revaluation of warrants	(1,559)	272	1,006

Adjusted Net Income	$8	$2,575	$3,154

Diluted Adjusted Net Income per share	$0.00	$0.16	$0.19

Diluted weighted average shares outstanding	20,593	15,918	17,042